UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2018

P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		717 225 4711

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On February 6, 2018, the Company reported its results of operations for the three months and year ended December 31, 2017. A copy of the press release issued by the Company is furnished herewith as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

On February 6, 2018, the Company announced plans to explore strategic alternatives for its Special Papers Business Unit.  A possible outcome of the strategic review process may include, but is not limited to, the sale of the Specialty Papers business.  At this time, the Company’s Board has not set a timetable for the completion of the process nor has it made any decisions related to any specific strategic alternatives.  There can be no assurance that the review of strategic alternatives will result in a particular outcome.  The Company does not intend to provide any updates unless or until it determines that further disclosure is appropriate or necessary.  The Company has retained Credit Suisse as its financial advisor to assist in the review of strategic alternatives for the Specialty Papers business. A copy of the press release issued by the Company is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

99.1 Press release dated February 6, 2018.

The information furnished in this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

February 6, 2018	By:	/s/ David C. Elder

Name: David C. Elder
Title: Vice President, Finance